                                                                       EXHIBIT 1


                             STOCK PLEDGE AGREEMENT
                             ----------------------

       STOCK PLEDGE AGREEMENT, dated as of April 11, 1997 (as amended from time to time, the "Agreement"), by and among CRAIG CORPORATION, a Delaware
              ---------
corporation ("Pledgor"), and CITADEL HOLDING CORPORATION, a Delaware corporation
              -------
(the "Secured Party").
      -------------

                                R E C I T A L S
                                ---------------

     A. The Pledgor holds a warrant (the "Warrant") to purchase Six Hundred Sixty-Six Thousand (666,000) shares of common stock (the "Common Stock") of the Secured Party at an exercise price of Three Dollars ($3.00) per share, which Warrant the Pledgor plans to exercise on April 11, 1997.

     B. The Secured Party has agreed to make a loan to the Pledgor, which loan shall be evidenced by a Promissory Note dated April 11, 1997 in the principal amount of One Million Nine Hundred Ninety-Eight Thousand Dollars ($1,998,000) (the "Note"), which amount shall be used by the Pledgor to purchase the Common
      ----
Stock.

     C. It is a condition to the extension of such loan that the Note be secured by a pledge of Five Hundred Thousand (500,000) shares of common stock, par value $.001 per share, of Reading Entertainment, Inc., a Delaware corporation, held by the Pledgor (the "Pledged Stock") to the Secured Party as
                                       -------------
set forth herein.

     D. Section 153 of the Delaware General Corporation Law provides for the acceptance of a secured promissory note in consideration for the issuance of stock by a company.

                               A G R E E M E N T
                               -----------------
       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 1.

                        DEFINITIONS AND RELATED MATTERS
                        -------------------------------

     SECTION 1.1  DEFINITIONS.
                  -----------

     Capitalized terms not otherwise defined herein have the respective meanings set forth in the Note. In addition, the following terms with initial capital letters have the following meanings:

     "ACCELERATION" is defined in Section 5.2.
      ------------

     "AFFILIATE" means, with respect to a Person, any other Person that,
      ---------
directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. The term "control" means the possession, directly or indirectly, of the power to direct
--------
or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or other equity interests, by contract or otherwise, and the terms "controlled" and "common control" have
                                      ----------       --------------
correlative meanings. Notwithstanding the foregoing, in no event shall the Secured Party be deemed to be an Affiliate of the Pledgor.

     "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.
      ---------------
Section 101 et seq.), as amended from time to time, or any successor statute.
            -- ---

     "CHARGES" means all federal, state, county, city, municipal or other taxes,
      -------
levies, assessments or charges that, if not paid when due, may result in a Lien of any Governmental Authority against Collateral.

     "COLLATERAL" is defined in Section 2.1.
      ----------

     "DEFAULT" means any condition or event that, with the giving of notice or
      -------
the lapse of time, or both, would become an Event of Default, unless cured or waived.

     "EVENT OF DEFAULT" is defined in Section 5.1.
      ----------------

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or
      ------------
any similar statute from time to time in effect).

     "GOVERNMENTAL APPROVAL" means any authorization, approval, permit or
      ---------------------
license of or by or filing with any Governmental Authority.

     "GOVERNMENTAL AUTHORITY" means any nation, any state or other political
      ----------------------
subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any tribunal or arbitrator(s) of competent jurisdiction.

     "LIEN" means any lien, mortgage, pledge, security interest, charge or
      ----
encumbrance of any kind (including any conditional sale or other title retention agreement or any lease in the nature thereof) and any agreement to give or refrain from giving any of the foregoing.

     "NOTE" is defined in the Recitals.
      ----

     "PERSON" means an individual, a corporation, a partnership, a trust, an
      ------
unincorporated organization or any other entity or organization, including a Governmental Authority.

     "PLEDGED STOCK" shall have the definition set forth in the Recitals, as
      -------------
modified by Section 4.10.

     "PLEDGOR" is defined in the Preamble.
      -------

     "PROCEEDS" is defined in Section 2.1.
      --------

     "SECURED OBLIGATIONS" is defined in Section 2.2.
      -------------------

     "SECURED PARTY" is defined in the Preamble.
      -------------

     "SECURITIES ACT" means the Securities Act of 1933, as amended (or any
      --------------
similar statute from time to time in effect).

     "SECURITY INTEREST" is defined in Section 2.1.
      -----------------

     "UCC" means the Uniform Commercial Code (as amended from time to time) of
      ---
the State of California.

     SECTION 1.2.  RELATED MATTERS.
                   ---------------

     1.2.1.  TERMS USED IN THE UCC.  Unless the context clearly otherwise
             ---------------------
requires, all lower-case terms used and not otherwise defined herein that are used or defined in Article 8 or 9 (or any equivalent subpart) of the UCC have the same meanings herein.


     1.2.2.  CONSTRUCTION.  Unless the context of this Agreement clearly
             ------------
requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting. The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals and all Schedules and Exhibits) and not to any particular provision of this Agreement. Article, section, subsection, exhibit, recital, preamble and schedule references in this Agreement are to this Agreement unless otherwise specified. References in this Agreement to any agreement, other document or law "as amended" or "as amended from time to time," or to amendments of any document or law, shall include any amendments, supplements, replacements, renewals, waivers or other modifications not prohibited by the Note Documents. References in this Agreement to any law (or any part thereof) include any rules and regulations promulgated thereunder (or with respect to such part) by the relevant Governmental Authority, as amended from time to time.

     1.2.3.  GOVERNING LAW.  This Agreement shall be governed by, and construed
             -------------
in accordance with, the laws of the State of California (other than choice of law rules that would require the application of the laws of any other jurisdiction).

     1.2.4.  HEADINGS.  The Article and Section headings used in this Agreement
             --------
are for convenience of reference only and shall not affect the construction hereof.

     1.2.5   SEVERABILITY.  If any provision of this Agreement or any Lien or
             ------------
other right hereunder shall be held to be invalid, illegal or unenforceable under applicable laws and regulations in any jurisdiction, such provision, Lien or other right shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions herein or any other Lien or right granted hereby or the validity, legality or enforceability of such provision, Lien or right in any other jurisdiction.

     1.2.6.  NO PARTY DEEMED DRAFTER.  None of the parties to this Agreement,
             -----------------------
nor their respective counsel, shall be deemed to be the drafter of this Agreement, and all provisions of this Agreement shall be interpreted in accordance with their fair meaning, and not strictly for or against any party hereto.

                                    ARTICLE 2.

                   THE SECURITY INTEREST; SECURED OBLIGATIONS
                   ------------------------------------------


     SECTION 2.1.  SECURITY INTEREST.  To secure the payment and performance of
                   -----------------
the Secured Obligations (as defined below) as and when due, the Pledgor hereby conveys, pledges, assigns and transfers to the Secured Party, and grants to the Secured Party a security interest (the "Security Interest") in, all right,
                                        -----------------
title, claim and interest of the Pledgor in and to the following property, whether now owned and existing or hereafter acquired or arising, and wherever located (such property being, collectively, the "Collateral"):
                                                 ----------

     2.1.1. The Pledged Stock and all certificates and instruments representing or evidencing the Pledged Stock;

     2.1.2. Any and all proceeds and products of any of the foregoing, whether now held and existing or hereafter acquired or arising, including any and all cash, securities, instruments and other property from time to time paid, payable or otherwise distributed in respect of or in exchange for any or all of the foregoing (collectively, the "Proceeds"). "Proceeds" shall include (i) any
                              --------      --------
options, warrants, securities or other property issued or delivered by the issuer of or obligor on any Collateral as a stock dividend or distribution in connection with any reclassification, increase or reduction of capital or issued or delivered in connection with any merger or other reorganization, and (ii) any property received upon the liquidation or dissolution of any issuer of or obligor on any Collateral or upon or in respect of any distribution of capital.

     SECTION 2.2.  SECURED OBLIGATIONS.
                   -------------------

     The Security Interest shall secure the due and punctual payment and performance of any and all present and future obligations and liabilities of

     (a) the Pledgor of every type or description to the Secured Party, or any of its successors or assigns, arising under or in connection with the Note; and

     (b) the Pledgor of every type or description to the Secured Party, or any of its successors or assigns, or any other Person arising under or in connection with this Agreement;

in each case whether for principal, interest, fees, expenses, indemnities or other amounts (including attorneys' fees and expenses), whether due or not due, direct or indirect, joint and/or several, absolute or contingent, voluntary or involuntary, liquidated or unliquidated, determined or undetermined, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising after the commencement of a proceeding under the Bankruptcy Code (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding (all obligations and liabilities described in this
Section 2.2 are collectively referred to herein as the "Secured Obligations").
                                                        -------------------

                                   ARTICLE 3.

                         WARRANTIES AND REPRESENTATIONS
                         ------------------------------

       The Pledgor makes the following representations and warranties, all of which shall survive until termination of this Agreement pursuant to Section 6.7.

     SECTION 3.1.  POWERS.  The Pledgor has all requisite power and authority to
                   ------
enter into the Note and this Agreement and to carry out the transactions contemplated hereby and thereby.

     SECTION 3.2.  BINDING EFFECT, NO CONFLICT, ETC.
                   --------------------------------

     3.2.1. The Note and this Agreement have been duly executed and delivered by the Pledgor and such agreements are the legal, valid and binding obligations of the Pledgor, enforceable against it in accordance with their respective terms, except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally. The execution, delivery and performance by the Pledgor of the Note and this Agreement, the consummation of the transactions contemplated hereby or thereby, and the exercise by the Secured Party of any of the voting and other rights or remedies hereunder, do not and will not (a) conflict with, result in a breach of or constitute (or, with the giving of notice or lapse of time, or both, constitute) a default under, or require the approval or consent of any Person pursuant to, or accelerate any obligations under, any agreement, contract, instrument, understanding or arrangement to which the Pledgor is a party or by which the Pledgor or any of its assets is bound, or violate any provision of applicable laws and regulations binding on the Pledgor, or (b) result in the creation or imposition of any Lien of any nature whatsoever upon any of the Pledgor's assets except for Liens created under this Agreement. No Governmental Approval is or will be required in connection with the execution, delivery and performance by the Pledgor of the Note or this Agreement, the consummation of the transactions contemplated hereby or thereby, or the exercise by the Secured Party of any of the voting and other rights or remedies hereunder, or to ensure the legality, validity or enforceability hereof or thereof, except as may be required in connection with the disposition of Collateral by laws affecting the offering and sale of securities generally.

     SECTION 3.3. TITLE TO COLLATERAL; VALIDITY AND PERFECTION OF SECURITY
                  --------------------------------------------------------
INTEREST; ABSENCE OF OTHER LIENS.
--------------------------------

     3.3.1. The Pledgor has good and marketable title to all Collateral. The Security Interest constitutes a valid and, upon delivery of all Collateral to the Secured Party pursuant to Section 4.1 hereof, perfected first priority Lien in all of the Collateral and secures payment and performance of the Secured Obligations.

     3.3.2. The Collateral is free and clear of all Liens other than the Security Interest and Liens arising under the Shareholder Agreement.

                                  ARTICLE 4.


                            COVENANTS AND AGREEMENTS
                            ------------------------

     SECTION 4.1.  DELIVERY OF PLEDGED COLLATERAL, ETC.
                   -----------------------------------

     4.1.1. On the date hereof, the Pledgor is delivering to the Secured Party all Collateral consisting of certificated securities, instruments or the like the physical possession of which is necessary in order for the Security Interest to be perfected or delivery of which was requested by the Secured Party to assure the priority of the Security Interest therein. The Pledgor shall deliver to the Secured Party promptly after acquisition thereof all Collateral acquired after the date hereof. All Collateral shall be in suitable form for transfer by delivery, or be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Secured Party or its nominee any or all of the Collateral, subject only to the revocable rights specified in Section 4.6.1. In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

     4.1.2. Without limitation of subsection (a) above, if the Pledgor receives or becomes entitled to receive any securities issued by any issuer of Collateral, or any successor thereto, in any manner in substitution for or with respect to any of the Collateral, or if the Pledgor shall become entitled to receive or shall receive any securities or other property in addition to, in substitution of, as a conversion of, or in exchange for, or with respect to any of the Collateral, the Pledgor shall receive the same as the agent for the Secured Party, and shall hold the same in trust for and deliver the same promptly to the Secured Party in the exact form in which received, together with appropriate instruments of transfer or assignments in blank, to be held by the Secured Party as Collateral hereunder.

     SECTION 4.2.  FURTHER ASSURANCES.  The Pledgor shall, at its own expense,
                   ------------------
perform on request of the Secured Party, such acts as may be necessary or advisable in the opinion of the Secured Party, or that the Secured Party may request at any time, to assure the attachment, perfection and first priority of the Security Interest, to exercise the rights and remedies of the Secured Party hereunder or to carry out the intent of this Agreement. Without limiting the foregoing, the Pledgor shall, upon request of the Secured Party, execute and deliver a UCC-1 financing statement covering the Collateral in a form satisfactory for filing in the Office of the Secretary of State of the State of California.

     SECTION 4.3.  POWER OF ATTORNEY. The Pledgor hereby irrevocably appoints
                   -----------------
the Secured Party and its employees and agents as the Pledgor's true and lawful attorneys-in-fact, with full power of substitution, to do (a) all things required to be done by the Pledgor under this Agreement, and (b) to do all things that the Secured Party may deem necessary or advisable to assure the attachment, perfection and first priority of the Security Interest or otherwise to exercise the rights and remedies of the Secured Party hereunder or carry out the intent of this Agreement (including by voting any Collateral as contemplated by Section 4.7), in each case irrespective of whether a Default or Event of Default then exists (except as otherwise provided herein) and at the Pledgor's expense. Without limitation, the Secured Party and its officers and agents shall be entitled to do all of the following, as fully as the Pledgor might: (a) affix, by facsimile signature or otherwise, the general or special endorsement of the Pledgor, in such manner as the Secured Party shall deem advisable, to any Collateral that has been delivered to or obtained by the Secured Party without appropriate endorsement or assignment, which endorsement shall be effective for all purposes, and (b) vote any Collateral as contemplated by Section 4.7.

     SECTION 4.4.  PAYMENT OF CHARGES AND CLAIMS.  The Pledgor shall pay (a) all
                   -----------------------------
Charges imposed upon any Collateral, and (b) all claims that have become due and payable and, under applicable laws and regulations, have or may become Liens upon any Collateral, in each case before any penalty shall be incurred with respect thereto. If the Pledgor fails to pay or obtain the discharge of any Charge, claim or Lien required to be paid or discharged under this Section and asserted against any of the Collateral, the Secured Party may, at any time and from time to time, in its sole discretion and without waiving or releasing any obligation of the Pledgor under this Agreement or waiving any Default or Event of Default, make such payment, obtain such discharge or take such other action with respect thereto as the Secured Party deems advisable, and all amounts so expended by the Secured Party shall be included in the Secured Obligations.

     SECTION 4.5.  DUTY OF CARE.  The Secured Party shall have no duty of care
                   ------------
with respect to the Collateral, except that the Secured Party shall have an obligation to exercise reasonable care with respect to Collateral in its possession; provided that (i) the Secured Party shall be deemed to have exercised reasonable care if Collateral in its possession is accorded treatment substantially comparable to that which the Secured Party accords its own property or treatment substantially in accordance with actions requested by the Pledgor in writing, and (ii) the Secured Party shall have no obligation to take any actions to preserve rights against other parties with respect to any Collateral. Without limitation, the Secured Party shall (A) bear no risk or expense with respect to any Collateral and (B) have no duty with respect to calls, conversions, presentments, maturities, notices or other matters relating to Collateral, or to maximize interest or other returns with respect thereto.

     4.5.1. The Pledgor hereby agrees to indemnify and hold harmless the Secured Party and its directors, officers, employees and agents against any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement or any action taken or omitted by them hereunder, except to the extent a court holds in a final and nonappealable judgment that they directly resulted from the negligence or misconduct of such indemnified Persons.

     SECTION 4.6.  SALE OF COLLATERAL; FURTHER ENCUMBRANCES.  The Pledgor shall
                   ----------------------------------------
not (a) except for dispositions with the prior written consent of the Secured Party, sell, lease or otherwise dispose of any Collateral, or any interest therein, or (b) grant or suffer to exist any other Lien in or on any Collateral. If any Collateral, or any interest therein, is disposed of in violation of these provisions, the Security Interest shall continue in such Collateral or interest notwithstanding such disposition, and the Pledgor shall deliver all Proceeds thereof to the Secured Party to be held as Collateral hereunder.

     SECTION 4.7.  VOTING AND OTHER CONSENSUAL RIGHTS.
                   ----------------------------------

     4.7.1. So long as no Event of Default shall exist, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to any Collateral, for any purpose not inconsistent with the terms of this Agreement.

     4.7.2. So long as an Event of Default shall exist, at the sole option of the Secured Party, any or all rights of the Pledgor to exercise voting and other consensual rights as permitted above shall cease, and the Secured Party, if and when it notifies the

Pledgor of the exercise of such option, shall have the sole right to exercise any or all such voting and other consensual rights.

     4.8. DISTRIBUTIONS.
          -------------

     4.8.1. Any and all cash paid or otherwise distributed in respect of the Collateral shall be applied toward satisfaction of the Secured Obligations, and the Pledgor shall, upon receipt of any such payment or distribution, hold it in trust for the benefit of the Secured Party and shall immediately deliver the same to the Secured Party for application against the Secured Obligations. Any and all dividends and other distributions paid, distributed or payable (other than in cash) in respect of Collateral, whether in respect of the liquidation or dissolution of any issuer thereof or upon or in respect of any distribution of capital or redemption or exchange of any Collateral, shall constitute additional Collateral and shall be delivered to the Secured Party, in the exact form received, to be held as Collateral hereunder.

     4.8.2. All cash and other property required to be delivered to the Secured Party hereunder shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property of the Pledgor, and promptly be delivered to the Secured Party in the same form as so received (with any appropriate endorsements or assignments).

     SECTION 4.9. REGISTRATION RIGHTS.
                  -------------------

     4.9.1 The Pledgor agrees that, at any time following the occurrence of an Acceleration, upon request of the Secured Party and without expense to the Secured Party, it shall at its own expense:

            4.9.1.1. prepare, cause to be filed and use its best efforts to cause to become effective with respect to the Collateral one or more registration or qualification statements and similar documents under the applicable federal, state or other securities laws with respect to the public offering and sale of the Collateral and to obtain such Governmental Approvals for the sale of the Collateral as the Secured Party may request in connection with any such offering or sale; and

            4.9.1.2. furnish the Secured Party with such amendments to such registration statements and other documents and such legal opinions, prospectuses and other documents as the Secured Party may from time to time request and do such further acts and things as the Secured Party may deem necessary or advisable to effectuate the offering and sale by the Secured Party of such Collateral in compliance with applicable laws and regulations.

     4.9.2. The Pledgor agrees to indemnify and hold harmless the Secured Party and each underwriter (within the meaning of the Securities Act) acting in the transaction, and each Person controlling (within the meaning of the Securities
Act) the Secured Party or underwriter, from and against any and all claims, actions, liabilities, costs and expenses (including legal fees and expenses) based upon or arising out of any actual or alleged untrue statement of a material fact contained in any such registration statement, qualification statement or similar document, or any actual or alleged omission to state a material fact required to be stated in any such document, or necessary to make the statements contained therein not misleading. If the indemnification provided for in this Section 4.9 is unavailable to or otherwise insufficient to hold harmless an indemnified party hereunder in respect of any claims, actions, liabilities, costs or expenses referred to herein, then the Pledgor, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Pledgor, the Secured Party and each underwriter in connection with the statements or omissions that resulted in such claims, actions, liabilities, costs or expenses, as well as any other relevant equitable considerations.

     SECTION 4.10. PLEDGED STOCK. Within two (2) weeks of the date hereof, the
                   -------------
Pledgor agrees to substitute in replacement of the Pledged Stock Five Hundred Thousand (500,000) shares of common stock, par value $.001 per share, of Reading Entertainment, Inc., a Delaware corporation, which either (i) have been owned by the Pledgor, and fully paid for, for a period of at least one (1) year preceding the date hereof, or (ii) do not constitute "restricted securities" within the meaning of that term under Rule 144 promulgated under the Securities Act (the "Substitute Stock"), accompanied by a certificate of a responsible officer of the Pledgor representing and warranting that the Substitute Stock meets such criteria. From and after such substitution the Substitute Stock shall for all purposes of this Agreement constitute the Pledged Stock.

     SECTION 4.11. FILING OF APPLICABLE FORMS PURSUANT TO MARGIN REQUIREMENTS.
                   ----------------------------------------------------------
The Pledgor agrees to file Form F. R. G-3 in relation to the Pledged Stock in order to comply with applicable margin requirements issued by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to Section 7 of the Exchange Act.

                                  ARTICLE 5.


               EVENTS OF DEFAULT: RIGHTS AND REMEDIES ON DEFAULT
               -------------------------------------------------

     SECTION 5.1. EVENT OF DEFAULT.  The occurrence of any one or more of the
                  ----------------
following shall constitute an event of default (an "Event of Default"):
                                                    ----------------

     5.1.1. The Pledgor shall fail to pay when due any principal (whether at stated maturity, upon acceleration, upon required prepayment or otherwise) or other sum due under the Note, which default is not cured within ten (10) business days after written notice to the Pledgor;

     5.1.2. The Pledgor (i) shall default in the payment, beyond any period of grace provided therefor, of any principal of or interest of the Secured Obligations in an amount exceeding $200,000, or (ii) shall commit any breach of or default under any other term of any agreement or indenture or instrument relating to the Secured Obligations, if the effect of such breach or default is to cause, or to permit the Holder (or a person on behalf of such holders) to cause (upon the giving of notice or the lapse of time or both, or otherwise), any such Secured Obligation to become or be declared due and payable prior to its stated maturity (or to be, or become required to be, purchased or redeemed prior to its stated maturity) or to cause, or to permit the holder or holders thereof to cause, the Pledgor to be deprived of any of the Pledgor's assets having a value in excess of $200,000;

     5.1.3. Any representation or warranty or certification made or furnished by the Pledgor under this Agreement or any other related document shall prove to have been false or incorrect in any material respect when made (or deemed made);

     5.1.4. The Pledgor shall fail to perform, comply with or observe any agreement or obligation to be performed or complied with by it under this Agreement (other than those provisions referred to in Section 5.1.1 above) or any other related document, and such failure shall not have been remedied within 30 days after notice thereof from the Lender to the Pledgor;

     5.1.5. There shall be commenced against the Pledgor an involuntary case seeking the liquidation or reorganization of the Pledgor under Chapter 7, 11 or 13, respectively, of the Bankruptcy Code or any similar proceeding under any other applicable law or an involuntary case or proceeding seeking the appointment of a receiver, liquidator, sequestrator, custodian, trustee or other officer having similar powers of the Pledgor or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business, and any of the following events occur: (i) the Pledgor consents to the institution of the involuntary case or proceeding; (ii) the petition commencing the involuntary case or proceeding is not timely controverted; (iii) the petition commencing the involuntary case or proceeding remains undismissed and unstayed for a period of 60 days; or (iv) an order for relief shall have been issued or entered therein;

     5.1.6. The Pledgor shall institute a voluntary case seeking liquidation or reorganization under Chapter 7, 11 or 13, respectively, of the Bankruptcy Code or any similar proceeding under any other applicable law, or shall consent thereto; or shall consent to the conversion of an involuntary case to a voluntary case; or shall file a petition, answer a complaint or otherwise institute any proceeding seeking, or shall consent or acquiesce to the appointment of, a receiver, liquidator, sequestrator, custodian, trustee or other officer with similar powers of it or to take possession of all or a substantial portion of its property or to operate all or a substantial portion of its business; or shall make a general assignment for the benefit of creditors; or shall generally not pay its debts as they become due; or the board of directors (or any committee thereof) of the Pledgor adopts any resolution or otherwise authorize action to approve any of the foregoing;

     5.1.7. This Agreement, the Note or any other related document, or any material provision in any of them, shall cease to be in full force and effect as against the Pledgor for any reason other than a release or termination thereof upon the payment and satisfaction of the Secured Obligations thereunder pursuant to its terms, or the Pledgor shall contest or purport to repudiate or disavow any of its obligations thereunder or the validity of enforceability thereof.

     SECTION 5.2. REMEDIES. If (a) upon or after the occurrence of any Event of
                  --------
Default, the Secured Party elects to exercise remedies under this Agreement or
(b) there occurs an Event of Default under Section 5.1.5 or 5.1.6 (the occurrence of any such event shall be referred to as an "Acceleration"), then,
                                                        --------------
whether or not all the Secured Obligations shall have become immediately due and payable:

     5.2.1. In addition to all its other rights, powers and remedies under this Agreement and applicable laws and regulations, the Secured Party shall have, and may exercise, any and all of the rights, powers and remedies of a secured party under the UCC, all of which rights, powers and remedies shall be cumulative and not exclusive, to the extent permitted by applicable laws and regulations.

     5.2.2. The Secured Party shall have the right, all at the Secured Party's sole option and as the Secured Party in its discretion may deem necessary or advisable, to do any or all of the following:

            5.2.2.1. to foreclose the Security Interest by any available judicial procedure or without judicial process; and

            5.2.2.2. to exercise any and all other rights, powers, privileges and remedies of an owner of the Collateral.

     5.2.3. The Secured Party shall have the right to sell or otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by Section 5.4 in lots or in bulk, at any exchange, over the counter or at any of the Secured Party's offices or elsewhere, for cash or on credit, with or without representations or warranties, all as the Secured Party, in its discretion, may deem advisable. The Collateral need not be present at any such sales. If sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case any such purchaser shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. The Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Secured Party may purchase all or any part of the Collateral at public or, if permitted by applicable laws and regulations, private sale, and in lieu of actual payment of the purchase price, the Secured Party may apply against such purchase price any amount of the Secured Obligations. The Pledgor agrees that any sale of Collateral conducted by the Secured Party in accordance with the foregoing provisions of this Section and Section 5.2.4 shall be deemed to be a commercially reasonable sale under Section 9-504 of the UCC.

     5.2.4. The Secured Party shall not be required to register or qualify any of the Collateral that constitutes securities under applicable state or federal securities laws in connection with any sale or other disposition thereof if such disposition is effected in a manner that complies with all applicable federal and state securities laws. The Secured Party shall be authorized at any such disposition (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are "accredited investors" or "qualified institutional buyers" under applicable laws and regulations and purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof. If any such Collateral is sold at private sale, the Pledgor agrees that if such Collateral is sold in a manner that the Secured Party in good faith believes to be reasonable under the circumstances then existing, then (A) the sale shall be deemed to be commercially reasonable in all respects, (B) the Pledgor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the purchase price, and (C) the Secured Party shall not incur any liability or responsibility to the Pledgor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. The Pledgor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Secured Party of any such Collateral for an amount substantially less than the price that might have been achieved had the Collateral been so traded may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell Collateral that is privately traded.

     SECTION 5.3. APPLICATION OF PROCEEDS.
                  -----------------------

     5.3.1. Any cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral following the occurrence of an Acceleration or otherwise (including insurance proceeds) may be held by the Secured Party as Collateral and/or then or at any time thereafter applied as follows:

            5.3.1.1. first, to pay all advances, charges, costs and expenses payable to the Secured Party pursuant to Section 6.1; and

            5.3.1.2. second, to pay the Secured Obligations in the order determined by the Secured Party in its sole discretion.

     5.3.2 The Pledgor and any other Person then obligated therefor shall pay to the Secured Party on demand any deficiency with regard to the Secured Obligations that may remain after such sale, collection or realization of, from or upon the Collateral.

     SECTION 5.4. NOTICE.  Unless the Collateral is perishable or threatens to
                  ------
decline speedily in value or is of a type customarily sold on a recognized market, the

Secured Party will send or otherwise make available to the Pledgor reasonable notice of the time and place of any public sale or of the time on or after which any private sale of any Collateral is to be made. The Pledgor agrees that any notice required to be given by the Secured Party of a sale or other disposition of Collateral, or any other intended action by the Secured Party, that is received in accordance with the provisions set forth in Section 6.4 five (5)days prior to such proposed action shall constitute commercially reasonable and fair notice thereof to the Pledgor. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this Section.

                                  ARTICLE 6.

                                    GENERAL
                                    -------

     SECTION 6.1. SECURED PARTY'S EXPENSES, INCLUDING ATTORNEYS' FEES.
                  ---------------------------------------------------
Regardless of the occurrence of a Default or Event of Default, the Pledgor agrees to pay to the Secured Party any and all advances, charges, costs and expenses, including the fees and expenses of counsel and any experts or agents, that the Secured Party may incur in connection with (a) the administration of this Agreement, (b) the creation, perfection or continuation of the Security Interest or protection of its priority or the Collateral, including the discharging of any prior or junior Lien or adverse claim against the Collateral or any part thereof that is not permitted hereby or by the Note, (c) the custody, preservation or sale of, collection from, or other realization upon, any of the Collateral, (d) the exercise or enforcement of any of the rights, powers or remedies of the Secured Party under this Agreement or under applicable laws and regulations or in any workout or restructuring or insolvency or bankruptcy proceeding or (e) the failure by the Pledgor to perform or observe any of the provisions hereof. All such amounts and all other amounts payable hereunder shall be payable on demand, together with interest at a rate equal to the lesser of (i) the Default Interest Rate (as defined in the Note) (based on a year of 360 days), or (ii) the maximum rate allowed by applicable laws and regulations, from and including the due date to and excluding the date of payment.

     SECTION 6.2. AMENDMENTS AND OTHER MODIFICATIONS. No amendment of any
                  ----------------------------------
provision of this Agreement (including a waiver thereof or consent relating thereto) shall be effective unless the same shall be in writing and signed by the Secured Party. Any waiver or consent relating to any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

     SECTION 6.3. CUMULATIVE REMEDIES; FAILURE OR DELAY.  The rights and
                  -------------------------------------
remedies provided for under this Agreement are cumulative and are not exclusive of any rights and remedies that may be available to the Secured Party under applicable laws and regulations or otherwise. No failure or delay on the part of the Secured Party in the exercise of any power, right or remedy under this Agreement shall impair such power, right or remedy or shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude other or further exercise of such or any other power, right or remedy.

     SECTION 6.4. NOTICES, ETC. All notices and other communications under this
                  ------------
Agreement shall be in writing and shall be personally delivered or sent by prepaid courier, by overnight, registered or certified mail (postage prepaid) or by prepaid telex, telecopy or telegram, and shall be deemed given when received by the intended recipient thereof. Unless otherwise specified in a notice given in accordance with the foregoing provisions of this Section 6.4, notices and other communications shall be given to the parties hereto at their respective addresses (or to their respective telex or telecopier numbers) indicated on the signature page(s) hereto.

     SECTION 6.5. SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon
                  ----------------------
and, subject to the next sentence, inure to the benefit of the Pledgor and the Secured Party and their respective successors and assigns. The Pledgor shall not assign nor transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party. The benefits of this Agreement shall pass automatically with any assignment of the Secured Obligations (or any portion thereof), to the extent of such assignment.

     SECTION 6.6. PAYMENTS SET ASIDE.  Notwithstanding anything to the contrary
                  ------------------
herein contained, this Agreement, the Secured Obligations and the Security Interest shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any or all of the Secured Obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Secured Party in connection with any bankruptcy, reorganization or similar proceeding involving the Pledgor, any other party liable with respect to the Secured Obligations or otherwise, if the proceeds of any Collateral are required to be returned by the Secured Party under any such circumstances, or if the Secured Party elects to return any such payment or proceeds or any part thereof in its sole discretion, all as though such payment had not been made or such proceeds not been received. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Agreement shall have been canceled or surrendered or the Security Interest or any Collateral shall have been released or terminated in connection with such cancellation or surrender, this Agreement and the Security Interest and such Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, discharge or otherwise affect the obligations of the Pledgor in respect of the amount of the affected payment or application of proceeds, the Security Interest or such Collateral.

     SECTION 6.7. CONTINUING SECURITY INTEREST; TERMINATION.  This Agreement
                  -----------------------------------------
shall create a continuing security interest in the Collateral and, except as provided below, the Security Interest and all agreements, representations and warranties made herein shall survive until, and this Agreement shall terminate only upon, the indefeasible payment in full of the Secured Obligations.

     Notwithstanding anything in this Agreement or applicable laws and regulations to the contrary, the agreements of the Pledgor set forth in Sections 4.5.1, 4.9 and 6.1 shall survive the payment of all other Secured Obligations and the termination of this Agreement.

     SECTION 6.8. WAIVER AND ESTOPPEL. Except as otherwise provided in this
                  -------------------
Agreement, the Pledgor hereby waives: (a) presentment, protest, notice of dishonor, release, compromise, settlement, extension or renewal and any other notice of or with respect to the Secured Obligations and hereby ratifies and confirms whatever the Secured Party may do in this regard; (b) notice prior to taking possession or control of any Collateral or any bond or security that might be required by any court prior to allowing the Secured Party to exercise any of their rights, powers or remedies; (c) the benefit of all valuation, appraisement, redemption and exemption laws; (d) any rights to require marshaling of the Collateral upon any sale or otherwise to direct the order in which the Collateral shall be sold; (e) any set-off; and (f) any rights to require the Secured Party to proceed against any Person, proceed against or exhaust any Collateral or any other security interests or guaranties or pursue any other remedy in the Secured Party's power, or to pursue any of such rights in any particular order or manner, and any defenses arising by reason of any disability or defense of any Person.

     SECTION 6.9. EXECUTION IN COUNTERPARTS.  This Agreement may be executed in
                  -------------------------
any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     SECTION 6.10. COMPLETE AGREEMENT. This Agreement, together with the
                   ------------------
exhibits and schedules hereto, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and as a complete and exclusive statement of the terms and conditions of such agreement.

     SECTION 6.11.  LIMITATION OF LIABILITY.  No claim shall be made by the
                    -----------------------
Pledgor against the Secured Party or the affiliates, directors, officers, employees or agents of the Secured Party for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Pledgor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     SECTION 6.12. WAIVER OF TRIAL BY JURY.  THE PLEDGOR AND THE SECURED PARTY
                   -----------------------
WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS AGREEMENT, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.


PLEDGOR:
-------

CRAIG CORPORATION                             Address:  550 South Hope Street
                                                        Suite 1825
                                                        Los Angeles, CA 90071
By: /s/ Robin Skophammer
   ---------------------------                Telecopy:  (213) 239-0548
Title: Chief Financial Officer
      ------------------------



SECURED PARTY:
-------------

CITADEL HOLDING CORPORATION                   Address:  550 South Hope Street
                                                        Suite 1825
                                                        Los Angeles, CA 90071
By: /s/ S. Craig Tompkins
   -------------------------                  Telecopy:  (213) 239-0548
Title: Vice Chairman
      ----------------------




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